Exhibit 10.1

AMENDED AND RESTATED
1998 INCENTIVE PLAN
of
LENNOX INTERNATIONAL INC.

          1. Plan. This Amended and Restated 1998 Incentive Plan of Lennox International Inc. (the “Plan”) is an amendment and restatement of the 1998 Incentive Plan of Lennox International Inc. (the “Existing Plan”), which amended and restated the Lennox International Inc. 1994 Stock Option and Restricted Stock Plan, which was adopted by Lennox International Inc. to reward certain corporate officers and employees of Lennox International Inc. and its Subsidiaries (as herein defined) by providing them stock options and other stock and cash incentives, and which replaced and incorporated certain provisions of the Company’s then-existing incentive plans. Upon the Amendment Effective Date (as hereinafter defined), the Existing Plan shall be amended and restated in its entirety as set forth herein.

          2. Objectives. This Plan is designed to attract and retain employees of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to attract and retain consultants and other independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company.

          3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          “Amendment Effective Date” has the meaning set forth in paragraph 20 hereof.

          “Annual Management Incentive Awards” has the meaning set forth in paragraph 7(a)(v)(C) hereof.

          “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

          “Award” means an Employee Award, a Director Award or an Independent Contractor Award.

          “Award Agreement” means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

          “Board” means the Board of Directors of the Company.

          “Cash Award” means an award denominated in cash.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

          “Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

          “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

          “Company” means Lennox International Inc., a Delaware corporation.

          “Director” means an individual serving as a member of the Board.

          “Director Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award, Performance Award, Performance Units, Restricted Stock, Stock Units or any other award to which the Committee may deem appropriate to meet the objectives of the Plan, whether granted singly, in combination or in tandem, to a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          “Director Award Agreement” means a written agreement between the Company and a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

          “Disability” means, with respect to a Nonemployee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

          “Dividend Equivalents” means, with respect to Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          “Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and actually becomes such an Employee within the following six months.

          “Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award, Performance Award, Performance Units, Restricted Stock, Stock Units, Annual Management Incentive Awards or any other award to which the Committee may deem appropriate to meet the objectives of the Plan, whether granted singly, in combination or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          “Employee Award Agreement” means a written agreement between the Company and an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock on the New York Stock Exchange (NYSE) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s Fair Market Value based on relevant facts and circumstances. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee based on objective criteria.

          “Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

          “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

          “Independent Contractor” means a person other than an Employee or a Nonemployee Director providing bona fide services to the Company or any of its Subsidiaries as a consultant or advisor, as applicable, provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

          “Independent Contractor Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award, Performance Award, Performance Units, Restricted Stock, Stock Units or any other award to which the Committee may deem appropriate to meet the objectives of the Plan, whether granted singly, in combination or in tandem, to an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          “Independent Contractor Award Agreement” means a written agreement between the Company and an Independent Contractor setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

          “Nonemployee Director” has the meaning set forth in paragraph 4(b) hereof.

          “Nonqualified Stock Option” means an Option that is not an Incentive Option.

          “Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

          “Participant” means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

          “Performance Award” means an Award awarded pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

          “Performance Goal” means one or more standards established by the Committee, to determine in whole or in part whether a Performance Award shall be earned. A Performance Goal may include, but not be limited to, one or more of the following: cash flow; ratio of debt to debt plus equity; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; working capital ratio; stock price; return on net assets, equity or stockholders’ equity; or total return to stockholders.

          “Performance Shares” means an award in the form of common stock to Participants upon the attainment of long-term Performance Goals and other terms and conditions specified by the Committee.

          “Performance Units” means an award in the form of a payment in cash to Participants upon the attainment of long-term Performance Goals and other terms and conditions specified by the Committee.

          “Qualified Performance Award” means a Performance Award made to an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in paragraph 7(a)(v)(B) of the Plan.

          “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

          “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

          “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over a specified strike price, in each case, as determined by the Committee.

          “Stock Award” means an award in the form of whole shares of Common Stock or Stock Units, including an Award of Restricted Stock.

          “Stock Units” means a unit evidencing the right to receive in specified circumstances a share of Common Stock or portion or multiple thereof which may be restricted or subject to forfeiture provisions.

          “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (iv) at the discretion of the Committee, in the case of a corporation, any other corporation which the Company directly or indirectly owns shares representing less than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (v) at the discretion of the Committee, in the case of any partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns less than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

          4. Eligibility.

          (a) Employees. All Employees are eligible for Employee Awards under this Plan.

          (b) Directors. Directors eligible for Director Awards under this Plan are those who are not Employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).

          (c) Independent Contractors. Independent Contractors eligible for Independent Contractor Awards under this Plan are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

          5. Common Stock Available for Awards. Subject to the provisions of paragraph 13 hereof, there shall be available for Awards under this Plan granted or payable wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 24,254,706 shares, of which 22,094,706 shares are available for Awards to Employees and Independent Contractors and 2,160,000 shares are available for Awards to Nonemployee Directors; provided, however, that, with respect to Awards made under this Plan after December 31, 2004, no more than 4,280,385 shares shall be available for Stock Awards, Stock Unit Awards or Restricted Stock or Unit Awards (including such Awards made in the form of Performance Awards) to Employees, Nonemployee Directors or Independent Contractors. All of the shares authorized for issuance to Employees and Independent Contractors may be issued pursuant to Incentive Options granted to Employees, Nonqualified Stock Options granted to Employees or Independent Contractors or any combination thereof. The number of shares of Common Stock that are the subject to Awards under this Plan or the Existing Plan, which are cancelled, terminated, forfeited, expire unexercised, and, except for Awards of Options or SARs, are settled in cash in lieu of Common Stock, or are exchanged for a consideration that does not involve Common Stock, will immediately become available for Awards under this Plan. Effective as of April 15, 2005, no further awards shall be made under any prior plans. Additionally, the number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, and, except for Awards of Options or SARs, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not be counted against the aggregate Plan maximum or any sublimit set forth in this paragraph 5 and shall again immediately become available for Awards hereunder. The number of Shares reserved for issuance under the Plan shall be reduced only to the extent that Shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of Shares reserved for issuance shall be reduced by the total number of Options or SARs exercised. Under the Plan, subject to Paragraph 7(d)(vi) herein, no Participant may be granted in any calendar year (i) Options relating to more than 1,000,000 shares, (ii) Stock Awards relating to more than 500,000 shares of Common Stock, (iii) SARs relating to more than 1,000,000 shares, or (iv) Cash Awards resulting in payments in excess of $5,000,000. The shares reserved for issuance and the limitation set forth above shall be subject to adjustment in accordance with Section 13 hereof. If the Grant Price or other purchase price of any Option or other Award granted under the Plan or the Existing Plan is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement, of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plan applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

          6. Administration.

          (a) This Plan shall be administered by the Committee.

          (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option. The Committee may make an award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          (c) Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

          7. Awards.

          (a) Awards under the Plan shall consist of Options, Stock Appreciation Rights, Stock Awards, Cash Awards, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, or Annual Management Incentive Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 7 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of (subject to paragraph 11), or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced to in clause (v) below, and other comparable measurements of performance. Upon resignation, termination, death, disability or retirement of an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee. Upon resignation, termination, death or disability of an Independent Contractor, any unexercised, deferred, unvested or unpaid Independent Contractor Awards shall be treated as set forth in the applicable Independent Contractor Award Agreement or as otherwise specified by the Committee. Upon resignation, termination, death, Disability or retirement of a Nonemployee Director, all unvested Director Awards shall be treated as set forth in the applicable Director Award Agreement or as otherwise specified by the Committee.

          (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The Grant Price of an Incentive Option shall be not less than the Fair Market Value of the Common Stock subject to such Incentive Option on the date of grant. The Grant Price of a Nonqualified Option shall be not less than the Fair Market Value of the Common Stock subject to such Nonqualified Stock Option on the date of grant. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (ii) Stock Appreciation Right. An Employee Award may be in the form of a SAR. The terms, conditions and limitations applicable to any SAR awarded pursuant to this Plan, including the term of any SAR and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (iii) Stock Award, Restricted Stock and Stock Units. An Employee Award may be in the form of a Stock Award, Restricted Stock or Stock Units. The terms, conditions and limitations applicable to any such Awards granted pursuant to this Plan shall be determined by the Committee; provided that any Restricted Stock Award shall have a minimum Restriction Period of one year from the date of grant, provided that the

Committee may provide for earlier vesting by reason of death, disability, retirement or change in control.

          (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Award granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, retirement or change in control. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

          (A) Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, or that are Options or SARs, shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

          (B) Qualified Performance Awards. A Qualified Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units, divisions, segments or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Participants whose compensation is, or likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

          (C) Annual Management Incentive Awards. As one form of Qualified Performance Award, the Committee may designate Participants who are eligible to receive a monetary payment in any calendar year based upon Performance Goals for the Company (“Annual Management Incentive Awards”). Within the first 90 Days of each fiscal year of the Company, the Committee shall establish (i) Performance Goals for the Company for such fiscal year (the “Performance Period”) and (ii) target awards (“Target Awards”) that correspond to the Performance Goals. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify in writing whether any Performance Goal has been achieved and, if so, the highest Performance Target that has been achieved, all in a manner required by Section 162(m) of the Code. If any Performance Target has been achieved, the Award, determined for each Participant with reference to the Target Award that corresponds to the highest Performance Target achieved for such Performance Period shall have been earned, except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee’s assessment of the Participant’s individual performance, to reflect the failure of the Participant to remain in the continuous employ of the Company or its Subsidiaries, or for any other reason. Such Awards shall become payable in cash as promptly as practicable thereafter.

          (b) As of December 31, 2004, certain awards consisting of options on 8,257,642 shares of Common Stock (the “Existing Options”) have been granted under the Existing Plan or its predecessor as in effect from time to time. As of the Amendment Effective Date, each Existing Option shall continue to be outstanding and the shares of Common Stock that are the subject of such Existing Options shall be subject to adjustment in accordance with paragraph 13 and to the other provisions of the Plan.

          (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options.

          (d) The Committee may grant Director Awards to the Nonemployee Directors of the Company from time to time in accordance with this Paragraph 7(d). Each Director Award may, in the discretion of the Committee, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Nonemployee Director to whom the Director Award is granted and signed for and on behalf of the Company.

          (i) Stock Option. A Director Award may be in the form of a Nonqualified Stock Option. The Grant Price of the Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the date of grant. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Nonemployee Directors pursuant to this Plan, including the Grant Price, the term of the

Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (ii) Stock Appreciation Right. A Director Award may be in the form of a SAR. The terms, conditions and limitations applicable to any SAR awarded to Nonemployee Directors pursuant to this Plan, including the term of any SAR and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (iii) Stock Award, Restricted Stock and Stock Units. A Director Award may be in the form of a Stock Award, Restricted Stock or Stock Units. The terms, conditions and limitations applicable to any such Director Award granted to Nonemployee Directors pursuant to this Plan shall be determined by the Committee; provided that any Restricted Stock Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting by reason of death, Disability, retirement or change in control.

          (iv) Cash Award. A Director Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (v) Performance Award. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Award granted to Nonemployee Directors pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award granted as a Director Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting by reason of death, Disability, retirement or change in control. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director and/or the portion of an Award that may be exercised.

          (A) Nonqualified Performance Awards. Performance Awards granted to Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, or that are Options or SARs, shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

          (vi) Notwithstanding anything to the contrary contained in this Plan, no Nonemployee Director may be granted, during any calendar year, Director Awards consisting of more than 40,000 shares of Common Stock; provided, however, that a non-employee Vice Chairman of the Board may be granted Director Awards that are up to three times that amount; provided, further, that a non-employee Chairman of the Board may be granted during any calendar year Director Awards that are up to five times that amount.

          8. Payment of Awards.

          (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          (b) Deferral. With the approval of the Committee amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or terms of the Award provides.

          (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

          (d) Substitution of Awards. Subject to paragraphs 6(b), 11 and 13 hereof, at the discretion of the Committee, an Employee or Independent Contractor may be offered an election to substitute an Award for another Award or Awards of the same or different type.

          9. Stock Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months unless otherwise determined by the Committee. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of

Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

          10. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or whole shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes or other amounts. The Committee may also permit withholding to be satisfied by the transfer to the Company of whole shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          11. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of any securities exchange on which the Company’s Common Stock is listed.

          12. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 shall be null and void.

          13. Adjustments.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends) to stockholders of the

Company, or any similar corporate event or transaction, the Board, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the Grant Price applicable to outstanding Awards, the Award limits, and other value determinations applicable to outstanding Awards.

          14. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

          15. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          16. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

          17. Non-United States Participants. The Committee may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdiction and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

          18. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

          19. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

          20. Effectiveness. The Existing Plan shall be amended and restated in its entirety as set forth herein as of the effective date of the Board action approving this Plan, subject only to approval of the Plan by the stockholders of the Company (the “Amendment Effective Date”). No new Awards may be granted after the tenth anniversary of the Amendment Effective Date.

          21. Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the additional tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.